Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the common stock, $.0001 par value, of American Apparel, Inc., is being jointly filed, and all amendments thereto will be jointly filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Each of the undersigned agrees that each party hereto is responsible for the timely filing of such Schedule 13D (including any and all amendments thereto) and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning any other party, unless such party actually knows that such information is incorrect. Each party will indemnify the other parties for any incompleteness or inaccuracy in such information concerning the indemnifying party.

Dated as of March 23, 2009

LION/HOLLYWOOD L.L.C.

By:	/s/ Jacob Capps
Name:	Jacob Capps
Title:	President

LION CAPITAL FUND II, L.P.

By:	Lion Capital LLP, its Manager

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

LION CAPITAL FUND II B, L.P.

By:	Lion Capital LLP, its Manager

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

LION CAPITAL FUND II SBS, L.P.

By:	Lion Capital LLP, its Manager

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

LION CAPITAL GENERAL PARTNER II LLP

By:	Lion Capital LLP, its Manager

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

LION CAPITAL LLP

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

LYNDON LEA

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

NEIL RICHARDSON

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact

ROBERT DARWENT

By:	/s/ Janet Dunlop
Name:	Janet Dunlop
Title:	Attorney-in-Fact